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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this Registration Statement on Form S-8 of Ocean Energy, Inc. relating to the Ocean Energy, Inc. Long-Term Incentive Plan for Nonexecutive Employees.




                                                            Arthur Andersen LLP

                                                        /s/ ARTHUR ANDERSEN LLP

New Orleans, Louisiana
April 1, 1998